UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2009

China HGS Real Estate Inc.
(Exact name of registrant as specified in its charter)

Florida	000-49687	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000
 (Address of principal executive offices) (zip code)

(212) 232-0120
(Registrant's telephone number, including area code)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Kristina L. Trauger, Esq. Yarona Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of Bagell, Josephs, Levine & Company, L.L.C.

On October 7, 2009 (the "Engagement Date"), the Registrant's Board of Directors approved the appointment of Bagell, Josephs, Levine & Company, L.L.C as the Registrant's independent registered public accounting firm.

During the Registrant's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Registrant nor anyone on its behalf consulted the Current Accountants regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have requested Bagell, Josephs to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Bagell, Josephs. Attached hereto as Exhibit 16.1 is a copy of Bagell, Josephs' letter to the SEC dated October 7, 2009.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits:

Exhibit No.	Description
16.1	Letter of Bagell, Josephs, Levine & Company, L.L.C dated October 7, 2009 to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2009	China HGS Real Estate Inc.

/s/ Xiaojun Zhu
Xiaojun Zhu
Chief Executive Officer